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                                                                   EXHIBIT 10.62
                                                                   Page 1 of 5


                   AMENDMENT NO. 1 TO 1460 SANTA ANITA LEASE

        THIS AMENDMENT NO. 1 TO 1460 SANTA ANITA LEASE ("AMENDMENT NO. 1") is made and entered as of May 25, 2000 ("EFFECTIVE DATE"), by and between ART WEISS, INC., a California corporation ("LESSOR"), and LEE PHARMACEUTICALS, a California corporation ("LESSEE").

                                   RECITALS

        A. Lessor and Lessee are parties to that certain Standard Industrial Lease - Gross dated April 16, 1990 (the "LEASE"), pursuant to which Lessee leased from Lessor approximately 14,560 square feet in that certain concrete block one story office and factory building located at 1460 Santa Anita Avenue in South El Monte, California (the "PREMISES").

        B. Lessor and Lessee are also parties to that certain Settlement Agreement of even date herewith ("SETTLEMENT AGREEMENT"). In order to settle the Disputes referenced in the Settlement Agreement, Lessor and Lessee agreed to amend this Lease on the terms and conditions set forth below. Capitalized terms not otherwise defined in this Amendment No. 1 shall have the same meaning as set forth in the Lease or in the Settlement Agreement, as applicable.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and other good and valuable consideration, the parties do hereby agree as follows:

        1. RECITALS. The foregoing Recitals are incorporated by reference as if fully set forth herein, and the terms and provisions of the Settlement Agreement are specifically incorporated herein by reference as if fully set forth herein.

        2.  AMENDMENTS TO LEASE. The Lease is hereby amended as follows:

            a. EXERCISE OF FIRST OPTION TO EXTEND TERM. Lessee hereby exercises it's option to extend the term of this Lease from December 1, 2000 up to and including November 30, 2005 ("FIRST EXTENSION PERIOD"). Lessor hereby accepts said exercise.

            b. PARAGRAPH 4 - RENT. Paragraph 4 is hereby deleted in its entirety and replaced with the following new Paragraph 4:

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        "4.  RENT.

            4.1 MONTHLY BASE RENT. Lessee agrees to and shall pay to Lessor monthly base rent for the Premises for the following periods (inclusive of the First Extension Period) in the amounts set forth below. Lessee shall pay Lessor each payment of monthly base rent, in advance, on the first (1st) day of each month during each period of the term of this Lease:

                 PERIOD                                   MONTHLY BASE RENT
                 ------                                   -----------------

            (a)  MARCH 1, 2000 - NOVEMBER 30, 2000:       $6,406.40 per month

            (b) DECEMBER 1, 2000 - NOVEMBER 30, 2002: On December 1, 2000, the monthly base rent under the Lease in effect as of November 30, 2000 shall be multiplied by a fraction, the numerator of which is the Consumer Price Index Los Angeles-Riverside-Orange County (All Items - All Urban Consumers) (1982-84 = 100) (the "INDEX") for December, 2000, and the denominator of which shall be 163.5 (which was the Index for December, 1998). The amount so calculated shall constitute the new monthly base rent for the period December 1, 2000 through November 30, 2002, provided, however, in no event shall the new monthly base rent for said period be less than the monthly base rent payable during November, 2000.

            (c) DECEMBER 1, 2002 - NOVEMBER 30, 2004: On December 1, 2002, the monthly base rent in effect as of November 30, 2002 shall be multiplied by a fraction, the numerator of which is the Index for December, 2002, and the denominator of which shall be the Index for December, 2000. The amount so calculated shall constitute the new monthly base rent for the period December 1, 2002 through November 30, 2004, provided, however, in no event shall the new monthly base rent be less than the monthly base rent payable during November, 2002.

            (d) DECEMBER 1, 2004 - NOVEMBER 30, 2005: On December 1, 2004, the monthly base rent in effect as of November 30, 2004 shall be multiplied by a fraction, the numerator of which is the Index for December, 2004, and the denominator of which shall be the Index for December, 2002. The amount so calculated shall constitute the new monthly base rent for the period December 1, 2004 through November 30, 2005, provided, however, in no event shall the new monthly base rent be less than the monthly base rent payable during November, 2004.

            (e) ADJUSTMENTS PENDING RECEIPT OF FINAL INDEX. For each of the adjustment dates referenced above, pending receipt of the required Index Lessee shall pay Lessor an estimated adjusted monthly base rent, reasonably determined by the Lessor based on the then available Index information. Upon notification of the actual adjustment after publication of the required

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                 Index, Lessee shall be credited with any overpayments
                 against the next due monthly base rent, or if applicable Lessee shall pay Lessor any underpayments with the next due monthly base rent."

           4.2 NEGOTIATED RENT FOR SPECIFIED PERIODS. In addition to the monthly base rent referenced in PARAGRAPH 4.1 above, Lessee shall also pay to Lessor the following amounts of additional "NEGOTIATED RENT" for the Premises for the following periods. Each payment of Negotiated Rent shall be due and payable, in advance, on the first (1st) day of the month for the period specified:

                 PERIOD                                  NEGOTIATED RENT
                 ------                                  ---------------
                 October 1, 2000 - October 30, 2000:       $5,000.00
                 November 1, 2000 - November 30, 2000:     $5,000.00"

             c. GRANT OF SECOND OPTION TO EXTEND TERM. Lessee is hereby granted the conditional right and option ("SECOND OPTION TO EXTEND") to extend the term of this Lease for a single additional period of five (5) consecutive years (the "SECOND EXTENSION PERIOD"), on the same terms and conditions in effect under this Lease immediately prior to commencement of the Second Extension Period, except that monthly base rent shall be increased to the Second Extension Period Monthly Base Rent (defined below). If the Second Option to Extend is timely exercised, then the Second Extension Period shall commence on December 1, 2005 and shall terminate on November 30, 2010. Lessee shall have no further rights or options to extend the term of this Lease. The Second Option to Extend is personal to Lessee, may only be exercised by Lessee, and may be exercised only by Lessee delivering to Lessor irrevocable and unconditional written notice thereof ("NOTICE OF EXERCISE OF SECOND OPTION") not less than one hundred eighty (180) calendar days and not more than three hundred sixty (360) calendar days prior to commencement of the Second Extension Period. If Lessee for any reason fails to timely exercise the Second Option to Extend on the terms and conditions set forth above, then the Second Option to Extend shall terminate, expire and have no further force or effect. Further, if Lessee for any reason fails to timely make any payment of Negotiated Rent pursuant to this Lease in good and drawable funds on (or before, at Lessee's option) the date when due, or if Lessee fails to timely make any payment of Negotiated Rent to any other Lessor under any of the other Leases (as those terms are defined in the Settlement Agreement) in good and drawable funds on (or before, at Lessee's option) the date when due, then in each instance and without further notice the Second Option to Extend under this Lease shall automatically terminate, expire and have no further force or effect. For purposes of this Lease, the phrase "SECOND EXTENSION PERIOD MONTHLY BASE RENT" shall mean as follows:

             (i) DECEMBER 1, 2005 THROUGH NOVEMBER 30, 2007. At commencement of the Second Extension Period, the monthly base rent under this Lease in effect as of November 30, 2005 shall be multiplied by a fraction, the numerator of which is the Index for December, 2005, and the denominator of which shall be the Index for December, 2003. The amount so calculated shall constitute the new monthly base rent for the period December 1, 2005 through November 30, 2007, provided, however, in no event shall the new monthly base rent for said period be less than the monthly base rent payable during November, 2005.

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                                                                   Page 4 of 5


             (ii) DECEMBER 1, 2007 THROUGH NOVEMBER 30, 2009. On December 1, 2007, the monthly base rent in effect as of November 30, 2007 shall be multiplied by a fraction, the numerator of which is the Index for December, 2007, and the denominator of which shall be the Index for December, 2005. The amount so calculated shall constitute the new monthly base rent for the period December 1, 2007 through November 30, 2009, provided, however, in no event shall the new monthly base rent be less than the monthly base rent payable during November, 2007.

            (iii) DECEMBER 1, 2009 THROUGH NOVEMBER 30, 2010. On December 1, 2009, the monthly base rent in effect as of November 30, 2009 shall be multiplied by a fraction, the numerator of which is the Index for December, 2009, and the denominator of which shall be the Index for December, 2007. The amount so calculated shall constitute the new monthly base rent for the period December 1, 2009 through November 30, 2010, provided, however, in no event shall the new monthly base rent be less than the monthly base rent payable during November, 2009.

             (iv) ADJUSTMENTS PENDING RECEIPT OF FINAL INDEX. For each of the adjustment dates referenced above, pending receipt of the required Index Lessee shall pay Lessor an estimated adjusted monthly base rent, reasonably determined by the Lessor based on the then available Index information.
Upon notification of the actual adjustment after publication of the required Index, Lessee shall be credited with any overpayments against the next due monthly base rent, or if applicable Lessee shall pay Lessor any underpayments with the next due monthly base rent.

             (v) SECOND OPTION TO EXTEND IS PERSONAL TO LESSEE. Lessee's exercise of the Second Option to Extend Term shall not operate to cure any default by Lessee of any of the terms or provisions in this Lease, nor to extinguish or impair any rights or remedies of Lessor arising by virtue of such default. If this Lease, any term hereof or Lessee's right to possession of the Premises shall terminate in any manner whatsoever before Lessee exercises the Second Option to Extend, or if Lessee shall have subleased or assigned all or any portion of the Premises without Lessor's prior written consent, then immediately upon such termination, sublease or assignment, the Second Option to Extend shall simultaneously terminate and become null and void. The Second Option to Extend is personal to Lessee. In no circumstance shall the assignee under a complete or partial assignment of this Lease, or a subtenant under a sublease of all or any portion of the Premises, have the right to exercise the Second Option to Extend. Unless Lessor otherwise agrees in writing, any purported assignment of the Lease by Lessee or any purported sublease by Lessee of any part of the Premises after the date Lessee purportedly exercised the Second Options to Extend and before commencement of the Second Extension Period shall automatically and retroactively cause said exercise to become null and void and of no force or effect, in which event the term of this Lease shall terminate and expire on November 30, 2005. Time is of the essence of this provision.

          3. WHOLE AGREEMENT. This Amendment No. 1 and the Settlement Agreement together set forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements concerning the Premises or the Lease. As amended herein, the Lease shall remain in full force and effect. In

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                                                                   Page 5 of 5


case of any inconsistency between the provisions of the Lease and this Amendment No. 1, the provisions of this Amendment No. 1 shall govern and control; and in case of any inconsistency between the provisions of this Lease (as amended) and the Settlement Agreement, the provisions of the Settlement Agreement shall govern and control.

        IN WITNESS WHEREOF, the Lessor and Lessee have duly executed this Amendment No. 1 as of the date set forth below, in South El Monte, California. Notwithstanding the actual date of execution, this Amendment No. 1 shall for all purposes be deemed effective as of the Effective Date first above written.

LESSOR                              LESSEE

ART WEISS, INC., a                  LEE PHARMACEUTICALS, INC., a
California corporation,             California corporation,

By:  /s/ Art Weiss                  By:  /s/  Ronald G. Lee
   ----------------------------        -------------------------------
   Art Weiss, President               Ronald G. Lee, President

Date:    05/22/2000                 Date:    05/24/00
     --------------------------          -----------------------------

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